Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of ConAgra Foods, Inc. of our report dated November 29, 2012 relating to the financial statements and effectiveness of internal control over financial reporting of Ralcorp Holdings, Inc., which appears in ConAgra Foods, Inc.’s Current Report on Form 8-K dated January 3, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
St. Louis, MO
July 19, 2013